Exhibit 99.1
[Landstar System, Inc. letterhead]
January 2, 2007
Robert C. LaRose
c/o Landstar System, Inc.
13410 Sutton Park Drive South
Jacksonville, FL 32224
Dear Bob:
     On behalf of Landstar System, Inc. (the “Company”) and the Board of Directors (the “Board”), we want to thank you for your leadership and outstanding efforts on behalf of the Company. We are also pleased that you will continue as Special Advisor to the President and Chief Executive Officer (the “New Position”). In this capacity, you will provide the Company services on the terms and conditions set forth below.
     Your duties and responsibilities will be commensurate with your New Position, and will include assignments consistent with your position as shall be requested of you from time to time by the President and Chief Executive Officer of the Company (the “President and Chief Executive Officer”). In the performance of these services, you will not be an executive officer of the Company and will not have the power to bind the Company.
     It is agreed and understood that these services will not require of you the same commitment as has been the case in the past on behalf of the Company, except as provided below. However, as services that we will request of you will require that you perform these functions at specified times and locations, and under the supervision of the President and Chief Executive Officer, you will continue to be a common law employee of the Company.
     This letter further confirms the terms of your continued employment with the Company, and gives you certain information regarding your benefits.
1. Employment as Executive Vice President and co-CFO. You will remain on full time status handling all of the current responsibilities of your position as the Company’s Executive Vice President and co-Chief Financial Officer until May 31, 2007; provided, your title and responsibilities may change by mutual agreement prior to such date. Your current salary and full-time benefits will remain in effect through May 31, 2007 whether or not any such change to your title or responsibilities takes effect prior to May 31, 2007.
2. Employment in your New Position. As of June 1, 2007, you shall continue your service as an employee of the Company in your New Position. In your New Position, you may work from your home office; provided you are available to come to the office as necessary, as determined by the President and Chief Executive Officer. This work schedule will continue until, at a minimum, December 31, 2008. Your duties will be assigned from time to time by the President and Chief Executive Officer.

3. Office Support and Company Activities. In your New Position, the Company will continue to provide for your use of certain equipment, including cell phone, blackberry, computer and communications equipment and hook-ups in your home. You will be entitled to be reimbursed for any expenses that you incur on behalf of the Company in the performance of your duties and obligations in your New Position in accordance with the Company’s generally applicable policies and procedures, as in effect from time to time; provided such expenses are approved in advance by the President and Chief Executive Officer.
4. Salary in New Position. Your salary will be reduced to $100,000 on an annualized basis (the “New Salary”) effective June 1, 2007.
5. EICP. Your Executive Incentive Compensation Plan (“EICP”) percentage for fiscal year 2007 will be 30%. Your EICP bonus for fiscal year 2007 will be calculated on an annual salary amount of $174,000 (based on your current full year salary of $275,000 for the five months you will have served in your current capacity and the New Salary for the seven (7) months in 2007 during which you will have worked in your New Position pursuant to the terms hereof). You will not be eligible for an EICP bonus in 2008.
6. 401(k) Savings Plan and SERP. In your New Position, you will be eligible to continue to contribute to the Landstar 401(k) Savings and Retirement Plan (the “401(k) Plan”). Your eligibility for participation in the Supplemental Executive Retirement Plan (the “SERP”) will cease effective May 31, 2007. Your contributions to the SERP as of May 31, 2007 (and all earnings thereon) will remain in the SERP and will be paid to you in accordance with the terms of the SERP. A special rule in the SERP will permit you to elect to receive your SERP funds in the form of a single sum following the end of your employment under this letter agreement, provided you make an election to receive this payment prior to December 31, 2007.
7. Key Employee Protection Agreement. You agree with the Company that your Key Employee Protection Agreement, dated as of January 30, 1998, and as amended as of August 7, 2002, shall be terminated and be of no further effect as of May 31, 2007.
8. Stock Options. Vesting of granted but unvested options will continue during the duration of your employment under this letter agreement. As you will continue to be an employee of the Company during the duration of your employment under this letter agreement, your vested options will continue to be exercisable during this period of your employment. Thereafter, you may exercise your vested options in accordance with the terms and conditions of your stock option agreement(s) and the applicable stock option plan(s).
9. Health and Welfare Benefits. During the duration of your employment under this letter agreement, you shall continue to participate in all of the Company’s employee benefits plans, programs and arrangements in accordance with the terms thereof, as the same may change from time to time.
10. Individual Executive Life and Long-Term Disability Policies. The Company currently provides coverage for you through an individual executive life insurance policy and an individual executive long-term disability policy. These are level term policies and are individually-owned by you. Currently, Landstar pays the monthly premiums, and the taxable benefit on the life insurance coverage is calculated at year-end and added to your W-2. Landstar will continue to pay the premiums on these policies during the duration of your employment under this letter agreement.
11. Exclusive Service. You agree that during the period from the date of this letter agreement until the end of your services pursuant to this letter agreement or December 31, 2008, whichever period is longer, you shall work exclusively for the Company and you shall not seek, solicit or enter into, directly or indirectly, any employment, consulting or other similar arrangement of any kind with any competitor of the Company, including service as a member of the board of directors of any such company, without the prior written consent of the President and Chief Executive Officer, which consent shall not be unreasonably withheld.

12. Confidentiality. Without the prior written consent of the Company, except to the extent required by an order of a court having competent jurisdiction, you agree not to disclose any trade secrets, customer lists, marketing plans, sales plans, management organization information (including data and other information relating to management), operating policies or manuals, business plans, financial records or other financial, commercial, business or technical information relating to the Company or any affiliate thereof or information designated as confidential or proprietary that the Company or any affiliate thereof may receive belonging to agents, independent contractors, suppliers, customers or others who do business with the Company or any affiliate thereof (collectively, “Confidential Information”) to any third person unless such Confidential Information has been previously disclosed to the public.
13. Equitable Relief. The obligations set forth in Sections 11 and 12 relate to special, unique and extraordinary matters and a violation of any of the terms of such obligations will cause the Company irreparable injury for which adequate remedies at law are not available. Therefore, you are advised that the Company may seek an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining you from committing any violation of the obligations contained in either Section 11 or Section 12 hereof. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company or any affiliate thereof may have at law or in equity.
14. Choice of Law. This letter agreement will be governed by the laws of the State of Florida, without regard to its conflicts of law principles.
Should you have any questions regarding anything contained herein, please let me know.
Please confirm your acceptance of the terms set forth in this letter agreement by signing where indicated below.
Sincerely,
/s/ Ronald W. Drucker
Ronald W. Drucker, Chairman
Compensation Committee of the Board of Directors
Agreed and Accepted:
/s/ Robert C. LaRose
Robert C. LaRose

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